UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 1, 2009

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6502

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2009, the board of directors of Essex Rental Corp. (the “Company”) unanimously appointed John G. Nestor as a director of the Company. Mr. Nestor will serve as a Class A director, with his term of office expiring at the Company’s annual meeting in 2011 and until his successor shall have been elected and qualified.  Mr. Nestor is not expected to be appointed to any committees of the Board.

Mr. Nestor is the Chief Executive Officer, Senior Managing Partner, and President of Kirtland Capital Partners, a private investment firm he joined in 1986.  Mr. Nestor is also a director of PVC Container Corporation and the Chairman of SmartSource Computer and Audio Visual Rentals.  He serves as trustee of the Kelvin and Eleanor Smith Foundation and the Saint Ignatius High School Board of Regents.  Mr. Nestor is also a member of the advisory boards of Gordon Square Arts District and the Ohio Venture Capital Authority, and is the former Chairman of the Board of Trustees of the Cleveland Foodbank.  Mr. Nestor earned a Bachelors degree from Georgetown University, an MBA from the University of Notre Dame, and a MA in Urban Studies from Loyola University of Chicago.

The Company acquired its operating subsidiary, Essex Crane Rental Corp., from Kirtland-managed investment funds on October 31, 2008.  During its period of ownership, Kirtland affiliates received a management fee of $500,000 per annum from Essex Crane.  Approximately $417,000 in management fees were paid during the ten-month period ended October 31, 2008.

The dollar value of the Essex Crane acquisition was approximately $215,500,000.  For additional information regarding the Essex Crane acquisition, including related agreements entered into with the Kirtland affiliates, see Items 1.01 and 2.01 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 6, 2008.  Through interests held in Kirtland and its affiliates, the dollar value of Mr. Nestor’s interest in the Essex Crane acquisition, computed without regard to his personal profit or loss, was approximately $2.5 million.

Item 8.01                      Other Events

On September 3, 2009, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: September 8, 2009	By:	/s/ Martin A. Kroll
	Name:	Martin A. Kroll
	Title:	Chief Financial Officer